Exhibit 10.9

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 22nd day of December 2005, by and among Supernus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the holders of shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) listed on the Schedule of Investors annexed hereto and each person who shall, after the date hereof, acquire shares of Series A Preferred Stock and join in and become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of Schedule I hereto (collectively the “Investors”).

WHEREAS, one of the conditions to the obligations of the Investors under the Purchase Agreement is the execution of this Agreement, and the Company is willing to enter into this Agreement and be bound by the provisions hereof.

NOW THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Board of Directors” shall mean the board of directors of the Company as constituted from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Common Stock, $0.001 par value, of the Company, as constituted as of the date of this Agreement.

“Conversion Shares” shall mean shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock. For the purposes of this Agreement, all of the Conversion Shares which any Investor has the right to acquire from the Company upon the conversion of any shares of Series A Preferred Stock then owned by such Investor shall be deemed to be Conversion Shares then owned by such Investor.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Indebtedness” shall mean all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles, be classified upon the obligor’s balance sheet (or the notes thereto) as liabilities, but in any event including liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

“Intellectual Property Rights” shall mean all of the following: (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (vii) copies and tangible embodiments thereof.

“Key Employee” or “Key Employees” shall mean and include the president, chief executive officer, chief financial officer, chief operating officer, chief technology officer, vice presidents of operations, research, development, sales or marketing, or any other individual who performs a significant role in the operations of the Company or as may be reasonably designated by the Board of Directors of the Company.

“Person or Persons” shall mean an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Preferred Stock” shall mean the Series A Preferred Stock.

“Purchase Agreement” shall mean the Series A Convertible Preferred Stock Purchase Agreement by and among the Company and the Investors dated as of the date hereof.

“Qualified Public Offering” shall mean the completion of a fully underwritten, firm commitment public offering pursuant to an effective registration under the Securities Act covering the offering or sale by the Company of its Common Stock in which (x) the gross proceeds received by the Company shall be at least $35 million, and (y) the price paid by the public for such shares shall be at least three (3) times the original purchase price per share paid to the Company for the Series A Preferred Stock pursuant to the Purchase Agreement (appropriately adjusted to reflect any subdivision or combination of the Common Stock).

“Registration Expenses” shall mean the expenses so described in Section 8.

“Reserved Employee Shares” shall mean an aggregate of eight million (8,000,000) shares of Common Stock authorized under the Company’s 2005 Stock Plan, of which three million five hundred thousand (3,500,000) shares of Common Stock have been issued as restricted stock as the date hereof or are issuable upon the exercise of options outstanding as of the date hereof and four million five hundred thousand (4,500,000) shares of Common Stock (appropriately adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capitalization of the Company) reserved by the Company from time to time for (i) the sale of shares of Common Stock to employees, consultants or non-employee directors of the Company or (ii) the issuance and/or exercise of options to purchase Common Stock granted to employees, consultants or non-employee directors of the Company, in each case pursuant to any stock plan approved by the Board of Directors. The foregoing number of Reserved Employee Shares may be increased by approval of a majority of the members of the Board of Directors.

“Restricted Stock” shall mean the Conversion Shares, excluding Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean the expenses so described in Section 8.

 “Shire” means Shire Laboratories Inc., a Delaware corporation.

“Subsidiary” or “Subsidiaries” shall mean any corporation or trust of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time outstanding shares of every class of such corporation or trust other than directors’ qualifying shares comprising at least fifty percent (50%) of the voting power of such corporation or trust.

2.             Restrictive Legend. Each certificate representing Preferred Stock, Conversion Shares or Restricted Stock shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.”

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that Schmeltzer, Aptaker & Shepard, PC shall be satisfactory) the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

3.             Notice of Proposed Transfer. Prior to any proposed transfer of any Preferred Stock, Conversion Shares or Restricted Stock (other than under the circumstances described in Sections 4, 5 or 6), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company (it being agreed that Schmeltzer, Aptaker & Shepard, PC shall be satisfactory) to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners or members of the transferor (in the case of a transferor that is a partnership or a limited liability company, respectively), or to an affiliated business entity (in the case of a transferor that is a corporation); provided, further, however, that any transferee other than a transferee receiving such shares for no consideration shall execute and deliver to the Company a representation letter in form reasonably satisfactory to the Company’s counsel to the effect that the transferee is acquiring such shares for its own account, for investment purposes and without any view to distribution thereof. Each certificate for Preferred Stock, Conversion Shares or Restricted Stock transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

4.                Required Registration.

(a)               At any time after the earlier of (i) three years from the date hereof or (ii) six months after the Company’s initial public offering, the holders of Restricted Stock may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice; provided that at least thirty-five percent (35%) of the outstanding shares of Restricted Stock are to be included in such registration (or a lesser percentage if the aggregate offering price to the public would exceed $5,000,000). For purposes of this Section 4 and Sections 5, 6, 15(a) and 15(e), the term “Restricted Stock” shall be deemed to include the number of shares of Restricted Stock which would be issuable to a holder of Preferred Stock; provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock; provided, further, however, that, in any underwritten public offering contemplated by this Section 4 or Sections 5 and 6, the holders of Preferred Stock shall be entitled to sell such Preferred Stock to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion or exercise and conversion, as applicable, thereof. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4 within 180 days after the effective date of any registration statement on Form S-1 filed by the Company.

(b)              Following receipt of any notice under this Section 4, the Company shall immediately notify all holders of Restricted Stock and Preferred Stock from whom notice has not been received and such holders shall then be entitled within 30 days thereafter to request the Company to include in the requested registration all or any portion of their shares of Restricted Stock. The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition described in paragraph (a) above, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). The Company shall be obligated to register Restricted Stock pursuant to this Section 4 on two occasions only (except for on Form S-3 or any equivalent successor form); provided, however, that such obligation shall be deemed satisfied (i) when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid for sale in accordance with the method of disposition specified by the requesting holders shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto (not including shares eligible for sale pursuant to the underwriters’ over-allotment option); or (ii) if a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid has been withdrawn prior to the consummation of the offering at the request of the holders of Restricted Stock and Preferred Stock initiating such registration pursuant to Section 4(a) (other than as a result of a material adverse change in the business or condition, financial or otherwise, of the Company) and such holders have elected to have the Company pay the Registration Expenses (as defined in Section 8) for such withdrawn registration; provided further, however, that such obligation shall not be deemed satisfied if a registration is withdrawn after the holders of Restricted Stock initiating such registration have learned of a material adverse change in the financial condition or prospects of the Company or have learned of other material adverse information relating to the Company, in either case not known to such holders at the time of their request for such registration.

(c)               The Company shall be entitled to include in any registration statement referred to in this Section 4 shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders requesting sale pursuant to an underwritten offering pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby.

(d)              In connection with any underwritten public offering pursuant to this Section 4 or Section 6, holders of seventy-five percent (75%) in interest of the outstanding shares of Restricted Stock requesting the registration of shares may designate the managing underwriter of such offering, subject to the approval of the Company which approval shall not be unreasonably withheld, delayed or conditioned. The right of any holder to include its Restricted Stock in such registration statement pursuant to Section 4 or Section 6 as the case may be, shall be conditioned upon such holder’s participation in such underwriting on the terms set forth herein.

5.             Incidental Registration. If the Company at any time (other than pursuant to Section 4 or Section 6) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Stock so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would materially adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock, and provided, further, however, that in no event may less than thirty-five percent (35%) of the total number of shares of  Common Stock to be included in such underwriting be made available for shares of Restricted Stock unless the managing underwriter shall in good faith advise the holders proposing to distribute their securities through such underwriting that such level of participation would, in its opinion, materially adversely affect the offering price or its ability to complete the offering and shall specify the number of shares of Restricted Stock which, in its opinion, can be included in the registration and underwriting without such an effect.

6.             Registration on Form S-3. If at any time (i) (A) a holder or holders of at least ten percent (10%) of the Conversion Shares, or (B) Shire, for so long as Shire plc or any of its Affiliates (as defined in the Purchase Agreement) owns at least fifty percent (50%) of the Preferred Stock (or Conversion Shares issuable upon conversion of such Preferred Stock) it owns as of the date hereof request(s) that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, in each case of (A) or (B) above, having an aggregate offering price to the public of at least $500,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 6 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 4 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 6, and provided, further, however, that the requirements contained in the first sentence of Section 4(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 6. In the event that any registration pursuant to this Section 6 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would materially adversely affect the marketing of the securities to be sold by the Company therein.

7.             Registration Procedures. If and whenever the Company is required by the provisions of Sections 4, 5 or 6 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

(a)             prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

(b)             prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(c)             furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

(d)             use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)             use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(f)              provide a transfer agent and registrar for all such Restricted Stock, not later than the effective date of such registration statement;

(g)             immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h)             if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, in form and substance as is customarily given to underwriters and selling stockholders in an underwritten public offering and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, in form and substance as is customarily given to underwriters and selling stockholders in an underwritten public offering;

(i)              make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j)            advise each selling holder of Restricted Stock, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(k)             cooperate with the selling holders of Restricted Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Stock to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two business days prior to any sale of Restricted Stock; and

(l)              permit any holder of Restricted Stock which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, subject to review by the Company and its counsel after consultation with such holder.

For purposes of Section 7(a) and 7(b) and of Section 4(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 180 days after the effective date thereof.

In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

In connection with each registration pursuant to Sections 4, 5 or 6 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature.

8.             Expenses. All expenses incurred by the Company in complying with Sections 4, 5 and 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called “Registration Expenses”. All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called “Selling Expenses”.

The Company will pay all Registration Expenses in connection with each registration statement under Sections 4, 5 or 6; provided, however, if any registration requested pursuant to Sections 4 or 6 is withdrawn at the request of the holders initiating such registration pursuant to Section 4(c) or Section 6, as the case may be, such holders may elect to (i) have the Company pay the Registration Expenses for such withdrawn registration but such withdrawn registration shall count as a completed registration toward the Company’s obligation to pay Registration Expenses pursuant to this Section 8 or (ii) pay the Registration Expenses for such withdrawn registration but such withdrawn registration shall not count as a completed registration toward the Company’s obligation to pay Registration Expenses under this Section 8; provided further, however, if a registration is withdrawn after the holders of Restricted Stock initiating such registration have learned of a material adverse change in the financial condition or prospects of the Company or have learned of other material adverse information relating to the Company (but not material adverse information solely relating to the stock market conditions in general), in either case not known to such holders at the time of their request for such registration, then all Registration Expenses related to such withdrawn registration shall be borne by the Company and such withdrawn registration shall not be counted as a completed registration under for purposes of this Section 8. All Selling Expenses in connection with each registration statement under Sections 4, 5 or 6 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

9.             Indemnification and Contribution.

(a)           In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

(b)           In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

(c)                No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action, and the indemnification agreements contained in Sections 9(a) and 9(b) shall not apply to any settlement entered into in violation of this sentence. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)              Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(e)           In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

10.           Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock and the Preferred Stock as so changed.

11.           Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

(a)                make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)                use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

12.           Right of First Refusal.

(a)           Right of First Refusal. The Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, Preferred Stock, (iii) any debt security of the Company (other than debt with no equity feature) including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell such securities (the “Offered Securities”) to the Investors (each an “Offeree” and collectively, the “Offerees”) as follows: Each Offeree shall have the right to purchase (x) that portion of the Offered Securities as the number of shares of Restricted Stock then held by such Offeree bears to total number of shares of capital stock of the Company then issued and outstanding (calculated on an as-converted basis with respect to any convertible securities) (the “Basic Amount”), and (y) such additional portion of the Offered Securities as such Offeree shall indicate it will purchase should the other Offerees subscribe for less than their Basic Amounts (the “Undersubscription Amount”), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Offeree (the “Offer”), which Offer by its terms shall remain open and irrevocable for a period of thirty (30) days from receipt of the offer. Each Offeree shall have the right to transfer its right to purchase Offered Securities or part thereof to any person (i) who is an Investor, (ii) who is an “affiliated person,” as that term is defined in the Investment Company Act of 1940, of an Investor, (iii) who is a partner or member of an Investor, or (iv) who acquires at least twenty-five (25%) of the shares held by such Investor.

(b)           Notice of Acceptance. Notice of each Offeree’s intention to accept, in whole or in part, any Offer made pursuant to Section 12(a) shall be evidenced by a writing signed by such Offeree and delivered to the Company prior to the end of the 30-day period of such offer, setting forth such of the Offeree’s Basic Amount as such Offeree elects to purchase and, if such Offeree shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Offeree shall elect to purchase (the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Offerees are less than the total Offered Securities, then each Offeree who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Offeree who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Offeree bears to the total Undersubscription Amounts subscribed for by all Offerees, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

(c)           Conditions to Acceptances and Purchase.

(i)            Permitted Sales of Refused Securities. In the event that Notices of Acceptance are not given by the Offerees in respect of all the Offered Securities, the Company shall have sixty (60) days from the expiration of the period set forth in Section 12(a) to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Offerees (the “Refused Securities”) to the Person or Persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

(ii)           Reduction in Amount of Offered Securities. In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 12(c)(i) above), then each Offeree may, at its sole option and in its sole discretion, reduce the number of, or other units of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Offeree elected to purchase pursuant to Section 12(b) multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that any Offeree so elects to reduce the number or amount of Offered Securities specified in its respective Notices of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Offerees in accordance with Section 12(a).

(iii)          Closing. Upon the closing, which shall include full payment to the Company, of the sale to such other Person or Persons of all or less than all the Refused Securities, the Offerees shall purchase from the Company, and the Company shall sell to the Offerees, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 12(c)(ii) if the Offerees have so elected, upon the terms and conditions specified in the Offer. The purchase by the Offerees of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Offerees of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Offerees and their respective counsel.

(d)           Further Sale. In each case, any Offered Securities not purchased by the Offerees or other Person or Persons in accordance with Section 12(c) may not be sold or otherwise disposed of until they are again offered to the Offerees under the procedures specified in Sections 12(a), 12(b) and 12(c).

(e)           Termination of Right of First Refusal. The rights of the Offerees under this Section 12 shall terminate immediately prior to, but subject to, the consummation of a Qualified Public Offering; provided, however, that the rights of the Investors pursuant to this Section 12 may be waived as to all of such Investors by the affirmative vote or written consent of holders of at least seventy-five percent (75%) in interest of the then outstanding Restricted Stock, and any such waiver shall be binding on all Investors, even if any of such Investors do not execute such waiver and irrespective of whether one or more Investors participates in the purchase of the Offered Securities.

(f)            Exception. The rights of the Investors under this Section 12 shall not apply to:

(i)            Common Stock issued or issuable upon conversion of the Preferred Stock;

(ii)           Common Stock or Preferred Stock issued or issuable as a stock dividend to holders of Preferred Stock or upon any subdivision or combination of shares of Stock provided that such stock dividend or subdivision are limited to additional shares of Common Stock;

(iii)          any Reserved Employee Shares or options for any Reserved Employee Shares;

(iv)          any securities issued pursuant to the acquisition of another entity by the Company by merger, consolidation, reorganization or similar transaction (whereby the Company owns no less than a majority of the voting power of such corporation) or purchase of substantially all of such entity’s stock or assets, if such acquisition is previously approved by the Board of Directors;

(v)           securities issued or issuable to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors;

(vi)          securities issued or issuable to strategic suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors;

(vii)         securities issued or issuable in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by the Board of Directors; or

(viii)        securities issued in connection with a Qualified Public Offering.

13.           Covenants of the Company.

(a)           Affirmative Covenants of the Company Other Than Reporting Requirements. Without limiting any other covenants and provisions hereof, and except to the extent the following covenants and provisions of this Section 13(a) are waived in any instance by the holders of seventy-five percent (75%) in interest of the holders of Preferred Stock, the Company covenants and agrees that until the consummation of a Qualified Public Offering it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

(i)            Payment of Taxes and Trade Debt. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or any Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto. Pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Company or its Subsidiaries, except such as are being contested in good faith and by proper proceedings if the Company or Subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.

(ii)           Maintenance of Insurance. Except with the prior approval of the Board of Directors, maintain, and cause each Subsidiary to maintain, insurance, including directors and officers liability insurance, with a total policy limits in such amounts as are approved by the Board of Directors, with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, but in any event in amounts sufficient to prevent the Company or Subsidiary from becoming a co-insurer.

(iii)          Preservation of Corporate Existence. Preserve and maintain, and, unless the Company deems it not to be in its best interests, cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties.

Secure, preserve and maintain, and cause each Subsidiary to secure, preserve and maintain, all licenses and other rights to use Intellectual Property Rights owned or possessed by it and deemed by the Company to be necessary to the conduct of its business and the businesses of its Subsidiaries, taken as a whole.

(iv)          Compliance with Laws, Charter and By-Laws. Comply, and cause each Subsidiary to comply, with the requirements of (A) all applicable laws, rules, regulations and orders of any governmental authority, where noncompliance would have a Material Adverse Effect (as defined in the Purchase Agreement), (B) its certificate of incorporation and (C) its by-laws.

(v)           Inspection. Permit, upon reasonable request and notice, each of the Investors or any agents or representatives thereof, to examine and make copies of and extracts from the books of account of, and visit and inspect the properties of the Company and any Subsidiary, to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, directors or Key Employees and independent accountants, and consult with and advise such officers, directors and Key Employees as to their affairs, finances and accounts, all at reasonable times during normal business hours.

(vi)          Keeping of Records and Books of Account. Keep, and cause each Subsidiary to keep, adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and any Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(vii)         Maintenance of Properties. Maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

(viii)        Budgets Approval. Not later than 30 days prior to the commencement of each fiscal year, prepare and submit to, and obtain the approval by the Board of Directors of, a business plan and monthly operating budgets in detail for the upcoming fiscal year, including capital and operating expense budgets, cash flow projections and profit and loss projections, all itemized in reasonable detail (including itemization of provisions for officers’ compensation). Review the budget and business plan periodically, and resubmit all changes therein and all material deviations therefrom to the Board of Directors. The Company shall not enter into any activity not in the ordinary course of business and not envisioned by the budget and business plan, unless approved by the Board of Directors.

(ix)           Compliance with ERISA. Comply, and cause each Subsidiary to comply, with all minimum funding requirements applicable to any pension, employee benefit plans or employee contribution plans which are subject to ERISA or to the Code or any similar foreign laws, and comply, and cause each Subsidiary to comply, in all other material respects with the provisions of ERISA and the Code and any similar foreign laws, and the rules and regulations thereunder, which are applicable to any such plan. The Company shall not permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA or any similar foreign laws to attach to the assets of the Company or any Subsidiary.

(x)            Financings. Inform the Board of Directors of any negotiations, offers or contracts relating to possible financings of any nature for the Company, whether initiated by the Company or any other Person, except for (A) arrangements with trade creditors, and (B) utilization by the Company or any Subsidiary of commercial lending arrangements with financial institutions.

(xi)           Price of Stock. Issue equity securities of the Company that have a price per share at least equal to or greater than the then fair market value of such equity securities as reasonably determined by the Board of Directors; provided, however, that an issuance shall be deemed to be for fair market value if (a) it involves a potential purchaser that is not a stockholder of the Company (or an affiliate thereof) at the time of such issuance and (b) immediately after such issuance, such purchaser’s equity ownership of the Company (calculated on a fully diluted basis) shall exceed five percent (5%).

(xii)          By-Laws. At all times, cause the by-laws of the Company to provide that, unless otherwise required by the laws of the State of Delaware, (i) any two (2) directors and (ii) any holder or holders of at least twenty-five percent (25%) of the outstanding Preferred Stock, shall have the right to call a meeting of the Board of Directors or stockholders. At all times maintain provisions in the by-laws or certificate of incorporation of the Company indemnifying all directors against liability to the maximum extent permitted under the laws of State of Delaware.

(xiii)         Nondisclosure and Developments Agreements; New Developments. The Company will obtain a duly executed Nondisclosure and Developments Agreement from each officer, Key Employee, employee and consultant of the Company or any Subsidiary in a form approved by the Board of Directors in favor of the Company or any Subsidiary. Where reasonably practicable, (A) cause all technological developments, patentable or unpatentable inventions, discoveries or improvements by the Company’s or any Subsidiary’s officers or employees to be documented in accordance with the appropriate professional standards, and (B) where possible and deemed by management to be commercially appropriate based on the advice of legal counsel and other considerations, file and prosecute U.S. and foreign patent or copyright applications relating to and protecting such developments on behalf of the Company or any Subsidiary.

(xiv)        Meetings of Directors. Hold meetings of the Company’s Board of Directors not less than four times a year on a quarterly basis.

(xv)         Expenses of Directors. Promptly reimburse in full, each director of the Company who is not an employee of the Company for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

(xvi)        Continued Business Operations. Use commercially reasonable efforts to cause its officers and Key Employees to refrain from carrying on any for profit business activity outside of the Company.

(xvii)       Stock Option Plans. Any stock option or stock purchase agreement involving employees, directors, Key Employees or consultants of the Company granted or approved by the Company from time to time after the date hereof shall provide that each option granted or restricted stock purchased thereunder shall vest (a) with respect to twenty-five percent (25%) of the shares subject to such grant or purchase, one (1) year after the date of such grant or purchase and (b) with respect to the remaining seventy-five percent (75%) of the shares subject to such grant or purchase, pro rata on a quarterly basis thereafter except with the prior approval of the Compensation Committee of the Board of Directors. No stock option agreement or stock purchase agreement entered into on or after the date hereof shall provide for acceleration in the vesting schedule of unexercised options or restricted stock subject to restrictions in the event of a change of control of the Company, except with the prior approval of the Board of Directors. Each form of stock option agreement or stock purchase agreement shall be subject to the approval of the Compensation Committee of the Board of Directors and shall contain a right of first refusal on transfers of shares in favor of the Company. In addition, each employee, director, Key Employee or consultant of the Company who acquires any issued and outstanding shares of the capital stock of the Company or securities of the Company exercisable or convertible into such number of shares of capital stock of the Company, shall be required to execute an Instrument of Accession to that Stock Restriction Agreement dated as of the date hereof by and among the Company, the Investors and the Holders listed therein and the Stockholders’ Voting Agreement dated as of the date hereof by and among the Company, the Investors and the Holders listed therein.

(xviii)      U.S. Real Property Interest Statement. Provide prompt written notice to each Investor following any “determination date” (as defined in United States Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by any Investor, the Company shall provide such Investor with a written statement informing the Investor whether such Investor’s interest in the Company constitutes a U.S. real property interest. The Company’s determination shall comply with the requirements of United States Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by United States Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to any Investor shall be delivered to such Investor within ten (10) days of such Investor’s written request therefor. The Company’s obligation to furnish a written statement pursuant to this Section 12(a)(xvii) shall continue notwithstanding the fact that a class of the Company’s stock may be traded on an established securities market.

(xix)         Qualified Small Business Stock. Upon request, submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(l)(C) of the Code and any related Treasury Regulations. In addition, within ten (10) days after any Investor has delivered to the Company a written request therefor, the Company shall deliver to such Investor a written statement informing the Investor whether such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code. The Company’s obligation to furnish a written statement pursuant to this Section 12(a)(xviii) shall continue notwithstanding the fact that a class of the Company’s stock may be traded on an established securities market.

(b)           Negative Covenants of the Company. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the consummation of a Qualified Public Offering or, while this Agreement remains outstanding, it will comply with and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not, without the written consent or waiver of seventy-five percent (75%) in interest of the holders of Preferred Stock:

(i)            Restrictions on Indebtedness. Create, or authorize the creation of, or issue, or authorize the issuance of, any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company, including without limitation any security of the Company which is a combination of debt and equity; or create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to Indebtedness for money borrowed which (a) exceeds, in the aggregate, $500,000; and (b) is not convertible into or exchangeable for any equity securities of the Company or is not a security that is a combination of debt and equity, unless such Indebtedness has been approved by the Board of Directors.

(ii)           Merger or Sale. Except as contemplated by this Agreement and subject to the terms of the Preferred Stock, merge with or into any other entity (except a Subsidiary or merger in which the Company is the surviving Company and the holders of Company voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction), sell to any person or entity any assets constituting all or substantially all of the assets of the Company, or agree to do or permit any Subsidiary to do any of the foregoing.

(iii)          Assumptions or Guaranties of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for the guaranties of the permitted obligations of any wholly-owned Subsidiary unless such guarantee, endorsement or liability is previously approved by the Board of Directors.

(iv)          Distributions. Purchase or redeem any shares of capital stock other than the Preferred Stock as expressly provided in the Company’s certificate of incorporation, as amended, or permit any Subsidiary of the Company to take any such action, except for dividends or other distributions payable on the Common Stock of the Company, solely in the form of additional shares of Common Stock and other than securities repurchased from former employees, officers, directors, consultants or other persons who performed services for the Company or any Subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then current fair market value thereof.

(v)           Change in Nature of Business. Make or permit any Subsidiary to make, any material change in the nature of its business as contemplated in written materials delivered to the Investors prior to the date hereof.

(vi)          Ownership of Subsidiaries. Purchase or hold beneficially any stock, other securities or evidences of Indebtedness in, or make any investment in any other Person, excluding a wholly-owned Subsidiary of the Company, if the aggregate financial commitment of the Company related to all such commitments involves more than $10,000 in any 12-month period, unless such purchase, ownership or investment is made pursuant to operating and/or capital plans previously approved by the Board of Directors.

(vii)         Issuance of Reserved Employee Shares. Grant to any of its employees options or other rights to purchase Reserved Employee Shares unless authorized by the Board of Directors of the Company or its Compensation Committee.

(viii)        Dealings with Affiliates and Others. Other than (A) as contemplated by this Agreement or (B) transactions in the ordinary course of business (such as reimbursement of business expenses) on customary terms applicable to all employees related to employment, enter into, after the date of this Agreement, any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer, director or affiliate of the Company or any Subsidiary or any member of their respective immediate families or any corporation or other entity directly or indirectly affiliated with one or more of such officers, directors or members of their immediate families unless such transaction is approved in advance by a majority of the disinterested members of the Board of Directors; provided, however, that the restrictions of this Section shall not apply to any issuance and sale of future equity or debt securities of the Company to any of the Investors (or their respective affiliates);

(ix)           Maintenance of Ownership of Subsidiaries. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except to another Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary; provided, however, that the Company may liquidate, merge or consolidate any Subsidiary or Subsidiaries into or with itself, provided that the Company is the surviving entity, or into or with another Subsidiary or Subsidiaries.

(x)            Acquisition or Disposition of Assets. Acquire or dispose of any assets of $500,000 in value (other than by way of granting in the ordinary course of business and on arms-length terms a license to use intellectual property or products of the Company), unless such acquisition or disposition is made pursuant to operating and/or capital plans previously approved by the Board of Directors.

(xi)           Capital Expenditures. Enter into any contract, arrangement or commitment involving expenditure on capital account other than in accordance with, or not more than $500,000 in excess of, the Company’s aggregate annual capital expenditure budget, unless such expenditure is made pursuant to operating and/or capital plans previously approved by the Board of Directors. For the purposes of this paragraph, the aggregate amount payable under any agreement for hire, hire purchase or purchase on credit sale or conditional sale terms shall be deemed to be capital expenditure incurred in the year in which such agreement is executed by the parties thereto.

(xii)          Transfers of Technology. Transfer any ownership or interest in, or material rights relating to, any of its Intellectual Property Rights to any Person or entity which is not a member of the consolidated group of the Company and its Subsidiaries; provided, however, that this Section 13(b)(xii) shall not apply to transfers of Intellectual Property Rights accomplished in the ordinary course of business.

(c)           Reporting Requirements. For so long as an Investor holds shares of Preferred Stock, Conversion Shares or Restricted Stock and until the consummation of a Qualified Public Offering, the Company will furnish the following to such Investor:

(i)            Monthly Reports: as soon as available and in any event within 30 days after the end of each calendar month, unaudited financial statements of the Company and its Subsidiaries as of the end of such month and statements of income and retained earnings of the Company and its Subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to monthly budgets, a cash flow analysis for such month, a schedule showing each expenditure of a capital nature during such month;

(ii)           Quarterly Reports: to the extent not otherwise provided to any Person, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, financial statements of the Company and its Subsidiaries as of the end of such quarter and statements of income and cash flows of the Company and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to quarterly budgets and a summary discussion of the Company’s principal functional areas, all in reasonable detail and duly certified by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied (subject to year-end audit adjustments);

(iii)          Annual Reports: as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company and by such independent public accountants of recognized national standing approved by a majority of the Board of Directors;

(iv)          Budgets: as soon as available after approval by the Board of Directors and in any event within 30 days after the end of each year at the Company, a business plan and monthly operating budgets for the forthcoming fiscal year;

(v)           Notice of Adverse Changes: promptly after the occurrence thereof and in any event within 10 days after each occurrence, notice of any Material Adverse Change in the operations or financial condition of the Company or any material default in any other material agreement to which the Company is a party;

(vi)          Written Reports: promptly upon receipt or publication thereof, any written reports submitted to the Company by independent public accountants in connection with an annual or interim audit of the books of the Company and its Subsidiaries made by such accountants or by consultants or other experts in connection with such consultant’s or other expert’s review of the Company’s operations or industry, and written reports prepared by the Company to comply with other investment or loan agreements;

(vii)         Notice of Proceedings: promptly after the commencement thereof, notice of all actions, suits, litigations and proceedings pending or, to the knowledge of the Company, threatened against the Company affecting any of its respective properties or assets, or against any officer, director, Key Employee or holder of more than 5% of the capital stock of the Company relating to such person’s performance of duties for the Company or relating to his stock ownership in the Company or otherwise relating to the business of the Company including, without limiting their generality, actions pending or, to the knowledge of the Company, threatened involving the prior employment of any of the Company’s officers or employees in their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employees, or any event or condition on the basis of which such litigation, proceeding or investigation might properly be instituted before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any Subsidiary;

(viii)        Stockholders’ and SEC Reports: promptly upon sending, making available, or filing the same, such reports and financial statements as the Company or any Subsidiary shall send or make available to the stockholders of the Company or file with the Securities and Exchange Commission; and

(ix)           Other Information: such other information respecting the business, properties or the condition or operations, financial or other, of the Company or any of its Subsidiaries as any such Investor may from time to time reasonably request.

The holders of Preferred Stock hereby covenant and agree that, subject to the disclosure of information (i) of a non-technical nature, including financial information, which such holder discloses to its partners and/or shareholders generally, (ii) which such holder discloses to such holder’s counsel or accountant, or (iii) which such holder discloses to an officer, director or partner of such holder, provided that such holder shall inform the recipient of the confidential nature of such information, and shall instruct the recipient to treat the information as confidential, all of the information disclosed to such holders pursuant to the provisions of this Section 13(c) will be kept confidential and such holder will not disclose or divulge any confidential, proprietary or secret information which such holder may obtain from the Company pursuant to this Section 13(c) unless (a) such information is or becomes known to such holder from a source other than the Company or is or becomes publicly known (other than as a result of a breach by such holder of this provision), (b) the holder is required by law, court order or a governmental agency to disclose such information, or (c) unless the Company gives its written consent to such holder’s release of such information.

14.           Representations and Warranties of the Company. The Company represents and warrants to you as follows:

(a)           The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

(b)           This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

15.           Miscellaneous

(a)           All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Stock or Restricted Stock), whether so expressed or not, provided, however, that registration rights conferred herein on the holders of Preferred Stock, Conversion Shares or Restricted Stock shall only inure to the benefit of a transferee of Preferred Stock, Conversion Shares or Restricted Stock if (i) there is transferred to such transferee, in accordance with the provisions of the Stock Restriction Agreement (as defined in the Purchase Agreement) (including, without limitation, Section 4(d) thereof), in the aggregate, at least twenty-five percent (25%) of the shares of Preferred Stock, Conversion Shares or Restricted Stock, as the case may be, then held by such transferor or (ii) such transferee is a partner, member, stockholder or Affiliate (as defined in the Purchase Agreement) of a party hereto.

(b)           All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or three (3) days after mailing by first class, registered or certified mail (air mail if to or from outside the United States), return receipt requested, postage prepaid, if to an Investor at its respective address set forth on Schedule of Holders hereto or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section 15(b) or if to any subsequent holder of Preferred Stock, Conversion Shares or Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder.

(c)           This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

(d)           Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and Investors holding at least a majority in interest of the outstanding Conversion Shares; provided, however, that (i) no such amendment or waiver that would (A) increase the obligations of any Investor under this Agreement or (B) adversely affect the rights of, or impose any additional obligation on, any Investor under this Agreement, in each case in a manner which is not the same as or similar in all material respects to the manner in which the other Investors would be affected shall be effective without the prior written consent of that Investor, and (ii) no such amendment or waiver to this Section 15(d) that is for the benefit of one or more Investors but not for all of the Investors or that would be more favorable to one or more Investors shall be effective without the prior written consent of holders of at least a majority in interest of the outstanding Conversion Shares held by the disinterested or less favored Investors, as the case may be. The Company shall deliver copies of such consent in writing to any holders of any Shares who did not execute such consent. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(e)           This Agreement may be executed and delivered (including by facsimile transmission) in more than one counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.

(f)            The obligations of the Company to register shares of Restricted Stock under Sections 4, 5 or 6 shall terminate on the fifth anniversary of the date of a Qualified Public Offering.

(g)           If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, each holder of Restricted Stock who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period not to exceed 180 days following the effective date of the registration statement relating to such offering; provided, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering, all persons holding in excess of 1% of the capital stock of the Company on a fully diluted basis and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 15(g); and provided, further, however, that any such lock-up agreement shall provide that if the managing underwriter releases any shares from the lock-up with respect to such offering prior to the scheduled expiration date, the managing underwriter shall contemporaneously release a pro rata portion of the Restricted Stock from such lock-up.

(h)           Notwithstanding the provisions of Section 7(a), the Company’s obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 30 days from the date of the request by a holder of Restricted Stock, such right to delay a request to be exercised by the Company not more than once in any 12 month period, if there exists at the time material non-public information relating to the Company which, in the good faith determination of the Company’s Board of Directors, should not be disclosed.

(i)            The Company shall not grant to any third party any registration rights so long as any of the registration rights under this Agreement remains in effect, provided, however, that the Company may grant registration rights under Sections 4, 5 and 6 hereof and information rights under Section 13(c) hereof upon receipt of prior written consent of holders of at least seventy-five percent (75%) in interest of the outstanding Conversion Shares issued or issuable upon conversion of the Preferred Stock.

(j)            The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

(k)           All shares of Restricted Stock and Preferred Stock held or acquired by affiliates of Investors shall be aggregated together for purposes of determining availability of any rights under this Agreement.

(l)            Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement under seal as of the date first above written.

SUPERNUS PHARMACEUTICALS, INC.

By:	/s/ Jack Khattar
Name: Jack Khattar
Title: President & CEO

[Signature Page to Investor Rights Agreement]

INVESTORS:

NEW ENTERPRISE ASSOCIATES 11, LIMITED PARTNERSHIP

By: NEA Partners 11, Limited Partnership, its general partner
By: NEA 11 GP, LLC, its general partner

By:	/s/ Eugene A. Tramor, III	, Manager

NEA VENTURES 2005, LIMITED PARTNERSHIP

By:	/s/ Pamela J. Clark	, Vice President

[Signature Page to Investor Rights Agreement]

INVESTORS:

CADUCEUS PRIVATE INVESTMENTS II, LP

By:	OrbiMed Capital II LLC
Its:	General Partner

By:	/s/ Michael Sheffery
Name:	Michael Sheffery
Title:	General Partner

CADUCEUS PRIVATE INVESTMENTS (QP) II, LP

By:	OrbiMed Capital II LLC
Its:	General Partner

By:	/s/ Michael Sheffery
Name:	Michael Sheffery
Title:	General Partner

UBS JUNIPER CROSSOVER FUND, L.L.C.

By:	OrbiMed Advisors LLC
Its:	Member

By:	/s/ Michael Sheffery
Name:	Michael Sheffery
Title:	General Partner

[Signature Page to Investor Rights Agreement]

INVESTORS:

SHIRE LABORATORIES INC.

By:	/s/ Scott Applebaum

Name:	Scott Applebaum
Title:	Secretary

[Signature Page to Investor Rights Agreement]

SCHEDULE OF INVESTORS

Investors

New Enterprise Associates 11, Limited Partnership

1119 St. Paul Street

Baltimore, MD 21202

NEA Ventures 2005, Limited Partnership

1119 St. Paul Street

Baltimore, MD 21202

Caduceus Private Investments II, LP

c/o OrbiMed Advisors LLC

767 Third Avenue, 30th Floor

New York, NY 10017

Attn: Michael B. Sheffery

Caduceus Private Investments II (QP), LP

c/o OrbiMed Advisors LLC

767 Third Avenue, 30th Floor

New York, NY 10017

Attn: Michael B. Sheffery

UBS Juniper Crossover Fund, LLC

c/o OrbiMed Advisors LLC

767 Third Avenue, 30th Floor

New York, NY 10017

Attn: Michael B. Sheffery

Shire Laboratories Inc.

c/o 11200 Gundry Lane

Owings Mills, Maryland 21117

Attention: Richard Couch

Schedule I

SUPERNUS PHARMACEUTICALS, INC.
INSTRUMENT OF ACCESSION

The undersigned,                                                , in order to become the owner or holder of                shares of the capital stock of Supernus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby agrees to become a party to the Investor Rights Agreement (the “Agreement”) dated as of December 22, 2005, among the Company and the other parties thereto, and to be bound by all provisions thereof. The undersigned agrees to become an Investor (as defined in the Agreement) under the terms of the Agreement. This Instrument of Accession shall take effect and shall become a part of said Agreement immediately upon execution by the undersigned hereto and acceptance thereof by the Company.

EXECUTED as a contract under seal as of the date set forth below:

Signature:

Name:

By:

Address:

Social Security No.:

Date:

ACCEPTED:

SUPERNUS PHARMACEUTICALS, INC.

By:
Name:
Title:

Date:

AMENDMENT NO. 1 TO
INVESTOR RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT (this “Amendment”) is made as of February 3, 2006, by and among Supernus Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and the holders (the “Investors”) of shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) listed on the Schedule of Investors attached to the Investor Rights Agreement (as defined below). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Investor Rights Agreement (as defined below).

WHEREAS, pursuant to the terms of the Series A Convertible Preferred Stock Agreement by and among the Company and the Investors dated as of December 22, 2005, as amended by Amendment No. 1 dated as of the date hereof (collectively, the “Purchase Agreement”), the Company proposes to issue and sell to certain existing and new investors an aggregate of Seventeen Million Five Hundred Thousand (17,500,000) shares of Series A Preferred Stock at the Second Closing (as defined in the Purchase Agreement);

WHEREAS, the parties hereto desire to amend the Investor Rights Agreement dated as of December 22, 2005 (the “Investor Rights Agreement”), by and among the Company and the Investors;

WHEREAS, pursuant to Section 15(d) of the Investor Rights Agreement, the written consent of the Company and holders of at least a majority of the then outstanding Conversion Shares is required to amend the Investor Rights Agreement;

WHEREAS, the undersigned Investors represent the holders of at least a majority of the outstanding Conversion Shares; and

WHEREAS, it is a condition precedent to the Second Closing of the purchase of Series A Preferred Stock pursuant to the Purchase Agreement that this Amendment be entered into by the parties hereto.

NOW THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             The second sentence of Section 3 of the Investor Rights Agreement shall be amended and restated in its entirety to read as follows:

“Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company (it being agreed that Schmeltzer, Aptaker & Shepard, PC shall be satisfactory) to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners or members of the transferor (in the case of a transferor that is a partnership or a limited liability company, respectively), or to any other investment fund managed or advised by the same manager or adviser as a transferor, or to an affiliated business entity (in the case of a transferor that is a corporation); provided, further, however, that any transferee other than a transferee receiving such shares for no consideration shall execute and deliver to the Company a representation letter in form reasonably satisfactory to the Company’s counsel to the effect that the transferee is acquiring such shares for its own account, for investment purposes and without any view to distribution thereof.”

2.             Section 4(d) of the Investor Rights Agreement shall be amended and restated in its entirety to read as follows:

“(d)         In connection with any underwritten public offering pursuant to this Section 4 or Section 6, holders of two-thirds (66 2/3%) in interest of the outstanding shares of Restricted Stock requesting the registration of shares may designate the managing underwriter of such offering, subject to the approval of the Company which approval shall not be unreasonably withheld, delayed or conditioned. The right of any holder to include its Restricted Stock in such registration statement pursuant to Section 4 or Section 6 as the case may be, shall be conditioned upon such holder’s participation in such underwriting on the terms set forth herein.”

3.             Section 12(e) of the Investor Rights Agreement shall be amended and restated in its entirety to read as follows:

“(e)         Termination of Right of First Refusal. The rights of the Offerees under this Section 12 shall terminate immediately prior to, but subject to, the consummation of a Qualified Public Offering; provided, however, that the rights of the Investors pursuant to this Section 12 may be waived as to all of such Investors by the affirmative vote or written consent of holders of at least two-thirds (66 2/3%) in interest of the then outstanding Restricted Stock, and any such waiver shall be binding on all Investors, even if any of such Investors do not execute such waiver and irrespective of whether one or more Investors participates in the purchase of the Offered Securities.”

4.             The first paragraph of Section 13(a) of the Investor Rights Agreement shall be amended and restated in its entirety to read as follows:

“(a)         Affirmative Covenants of the Company Other Than Reporting Requirements. Without limiting any other covenants and provisions hereof, and except to the extent the following covenants and provisions of this Section 13(a) are waived in any instance by the holders of two-thirds (66 2/3%) in interest of the holders of Preferred Stock, the Company covenants and agrees that until the consummation of a Qualified Public Offering it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:”

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5.             The first paragraph of Section 13(b) of the Investor Rights Agreement shall be amended and restated in its entirety to read as follows:

“(b)         Negative Covenants of the Company. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the consummation of a Qualified Public Offering or, while this Agreement remains outstanding, it will comply with and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not, without the written consent or waiver of two-thirds (66 2/3%) in interest of the holders of Preferred Stock:”

6.             Section 15(i) of the Investor Rights Agreement shall be amended and restated in its entirety to read as follows:

“(i)          The Company shall not grant to any third party any registration rights so long as any of the registration rights under this Agreement remains in effect, provided, however, that the Company may grant registration rights under Sections 4, 5 and 6 hereof and information rights under Section 13(c) hereof upon receipt of prior written consent of holders of at least two-thirds (66 2/3%) in interest of the outstanding Conversion Shares issued or issuable upon conversion of the Preferred Stock.”

7.             The Schedule of Investors attached to the Investor Rights Agreement shall be replaced in its entirety with the Schedule of Investors attached as Exhibit A to this Amendment.

8.             This Amendment shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

9.             This Amendment may be executed and delivered (including by facsimile transmission) in more than one counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.

10.           The provisions of this Amendment are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Amendment shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Amendment; but this Amendment shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

11.           This Amendment and the Investor Rights Agreement (including any and all exhibits, schedules and other instruments contemplated hereby and thereby) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter. Except

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as amended by this Amendment, the Investor Rights Agreement remains in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Investor Rights Agreement under seal as of the date first above written.

SUPERNUS PHARMACEUTICALS, INC.

By:	/s/ Jack Khattar
Name: Jack Khattar
Title: President & CEO

[Signature Page to Amendment No. 1 to Investor Rights Agreement]

INVESTORS:

NEW ENTERPRISE ASSOCIATES 11, LIMITED PARTNERSHIP

By: NEA Partners 11, Limited Partnership, its general partner
By: NEA 11 GP, LLC, its general partner

By:	/s/ Eugene A. Tramor, III	, Manager
Eugene A. Tramor, III

NEA VENTURES 2005, LIMITED PARTNERSHIP

By:	/s/ Pamela J. Clark	, Vice President
Pamela J. Clark

[Signature Page to Amendment No. 1 to Investor Rights Agreement]

INVESTORS:

CADUCEUS PRIVATE INVESTMENTS II, LP

By:	OrbiMed Capital II LLC
Its:	General Partner

By:	/s/ Michael Sheffery
Name:	Michael Sheffery
Title:	General Partner

CADUCEUS PRIVATE INVESTMENTS (QP) II, LP

By:	OrbiMed Capital II LLC
Its:	General Partner

By:	/s/ Michael Sheffery
Name:	Michael Sheffery
Title:	General Partner

UBS JUNIPER CROSSOVER FUND, L.L.C.

By:	OrbiMed Advisors LLC
Its:	Member

By:	/s/ Michael Sheffery
Name:	Michael Sheffery
Title:	General Partner

[Signature Page to Amendment No. 1 to Investor Rights Agreement]

INVESTORS:

SHIRE LABORATORIES INC.

By:	/s/ Angus Russell

Name:	Angus Russell
Title:	Director

[Signature Page to Amendment No. 1 to Investor Rights Agreement]

Exhibit A

SCHEDULE OF INVESTORS

Investors

New Enterprise Associates 11, Limited Partnership
1119 St. Paul Street

Baltimore, MD 21202

NEA Ventures 2005, Limited Partnership
1119 St. Paul Street

Baltimore, MD 21202

Caduceus Private Investments II, LP
c/o OrbiMed Advisors LLC

767 Third Avenue, 30th Floor

New York, NY 10017

Attn: Michael B. Sheffery

Caduceus Private Investments II (QP), LP
c/o OrbiMed Advisors LLC

767 Third Avenue, 30th Floor

New York, NY 10017

Attn: Michael B. Sheffery

UBS Juniper Crossover Fund, LLC
c/o OrbiMed Advisors LLC

767 Third Avenue, 30th Floor

New York, NY 10017

Attn: Michael B. Sheffery

Shire Laboratories Inc.

c/o 11200 Gundry Lane

Owings Mills, Maryland 21117
Attention: Richard Couch

Abingworth Bioventures IV LP
38 Jermyn Street

London SW1Y 6DN

Attention: General Counsel

with a copy to:

Abingworth Management, Inc.
890 Winter Street

Waltham, MA 02451

Abingworth Bioventures IV Executives LP
38 Jermyn Street

London SW1Y 6DN

Attention: General Counsel

with a copy to:

Abingworth Management, Inc.
890 Winter Street

Waltham, MA 02451